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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19477) pertaining to the Prosoft I-Net Solutions, Inc. 1996 Stock Option Plan, of our report, dated March 8, 1996, on the financial statements of Professional Development Institute (a sole proprietorship) appearing in the Annual Report on Form 10-K of Prosoft I-Net Solutions, Inc. for the year ended July 31, 1998.

/s/ KELLY & COMPANY
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Newport Beach, California
November 11, 1998